UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Shiloh Industries, Inc. (the “Company”) entered into a Third Amendment Agreement, dated June 4, 2013 (the “Third Amendment”), of its Credit and Security Agreement, as amended (the “Credit Agreement”), with a syndication of lenders led by The Privatebank and Trust Company, as co-lead arranger, sole book runner and administrative agent, PNC Capital Markets, LLC, as co-lead arranger, PNC Bank, National Association, as syndication agent, The Huntington National Bank, as co-documentation agent, and RBS Citizens, National Association, as co-documentation agent. The Third Amendment amends the Credit and Security Agreement entered into on April 19, 2011 and amended on January 31, 2012 and December 28, 2012.

The Third Amendment increases the Company's revolving line of credit to $175 million, which may be increased up to $255 million subject to the Company's pro forma compliance with financial covenants, the administrative agent's approval and the Company obtaining commitments for such increase.

The above summary of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Third Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1
Third Amendment to the Credit and Security Agreement, dated June 4, 2013, among the Company, the other loan parties thereto, The Privatebank and Trust Company, as co-lead arranger, sole book runner and administrative agent, PNC Capital Markets, LLC, as co-lead arranger, PNC Bank, National Association, as syndication agent, The Huntington National Bank, as co-documentation agent, and RBS Citizens, National Association, as co-documentation agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013	SHILOH INDUSTRIES, INC.
	By:	/s/ Thomas M. Dugan
Name: Thomas M. Dugan
Title: Vice President of Finance and Treasurer